UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – January 31, 2018

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 6, 2018, the Company announced that Thomas R. Kubera, the Company’s existing Interim Chief Financial Officer, has been named Chief Accounting Officer, effective January 31, 2018. Mr. Kubera, 58, has served in various positions at the Company since May 2014 and will continue in his role as Interim Chief Financial Officer. Prior to joining the Company, Mr. Kubera spent nine years at Cleveland-Cliffs Inc. (previously known as Cliffs Natural Resources, Inc.), a mining and natural resources company, where he held various senior accounting roles, most recently as the Controller, Global Operations Services. The Company issued a press release announcing Mr. Kubera’s appointment, a copy of which is attached to this Report as Exhibit 99.1.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
On January 31, 2018, the Board of Directors of the Company approved amendments to SIFCO’s Code of Ethics (the “Code”), which applies to all employees, officers and directors of the Company. The amendments were made to clarify certain provisions of the Code, supplement the Company-wide requirements regarding maintaining and, providing timely updates to, books and records, and to address data and communications transmitted through or received by the Company’s systems.

This summary is qualified in its entirety by reference to the full text of the revised Code of Ethics, which can be found included hereto as Exhibit 14.1 and on the Company's corporate website at www.sifco.com under “Investor Relations.”

Item 5.07	Submission of Matters to a Vote of Security Holders
On January 31, 2018, the Company held its Annual Meeting of Shareholders. The following matters set forth in our definitive proxy statement on Schedule 14A dated December 20, 2017 and filed with the Securities and Exchange Commission were voted on at our Annual Meeting of Shareholders and the results of such voting is indicated below.

1.
The seven nominees listed below were elected as directors of the Company, each to serve on the Board of Directors until the Company’s Annual Meeting in 2019, with the respective votes set forth opposite their names:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey P. Gotschall	3,223,034	261,594	551,453
Peter W. Knapper	3,223,034	261,594	551,453
Donald C. Molten Jr.	2,675,041	809,587	551,453
Alayne L. Reitman	2,674,287	810,341	551,453
Mark S. Silk	2,697,229	787,399	551,453
Hudson D. Smith	3,137,062	347,566	551,453
Norman E. Wells, Jr.	2,673,742	810,886	551,453

2.	Ratify the designation of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2018. Voting results on this proposal were as follows:

For	3,945,389
Against	73,941
Abstain	16,751

3.	To cast a non-binding advisory note on executive compensation (say-on-pay). Voting results on this proposal were as follows:

For	3,139,520
Against	343,203
Abstain	1,905
Broker Non-Votes	551,453

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

14.1 SIFCO Code of Ethics
99.1 Press Release dated February 6, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: February 6, 2018
/s/ Thomas R. Kubera
Thomas R. Kubera
Interim Chief Financial Officer & Chief Accounting Officer
(Principal Financial Officer)